Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Timothy A. Bonang, Vice President, Investor Relations, or
Elisabeth Heiss, Manager, Investor Relations
(617) 796-8234
www.snhreit.com

Senior Housing Properties Trust Announces 2012 Third Quarter Results

Newton, MA (October 29, 2012):  Senior Housing Properties Trust (NYSE: SNH) today announced its financial results for the quarter and nine months ended September 30, 2012.

Results for the quarter ended September 30, 2012:

Normalized funds from operations, or Normalized FFO, for the quarter ended September 30, 2012 were $74.8 million, or $0.43 per share. This compares to Normalized FFO for the quarter ended September 30, 2011 of $65.4 million, or $0.43 per share.

Net income was $25.6 million, or $0.15 per share, for the quarter ended September 30, 2012, compared to net income of $30.0 million, or $0.20 per share, for the quarter ended September 30, 2011.  Net income for the quarter ended September 30, 2012 was negatively impacted by the timing of acquisitions and the deployment of the proceeds received from our capital raises in July 2012.  Net income for the quarter ended September 30, 2012 includes a loss on early extinguishment of debt of approximately $6.3 million, or $0.04 per share, related to the prepayment of a portion of the outstanding principal balance of our FNMA secured term loan, a loss on lease terminations of approximately $104,000, or less than $0.01 per share, related to our agreement with Sunrise Senior Living, Inc., or Sunrise, to terminate 10 senior living communities we leased to them that were scheduled to expire in December 2013 and a loss on sale of properties of approximately $101,000, or less than $0.01 per share, related to the sale of one property in July 2012.  Net income for the quarter ended September 30, 2011 includes a non-cash impairment of assets charge of $1.0 million, or $0.01 per share, related to one property.

The weighted average number of common shares outstanding totaled 174.7 million and 153.4 million for the quarters ended September 30, 2012 and 2011, respectively.

A reconciliation of net income determined according to U.S. generally accepted accounting principles, or GAAP, to funds from operations, or FFO, and Normalized FFO for the quarters ended September 30, 2012 and 2011 appears later in this press release.

Results for the nine months ended September 30, 2012:

Normalized funds from operations, or Normalized FFO, for the nine months ended September 30, 2012 were $220.4 million, or $1.32 per share. This compares to Normalized FFO for the nine months ended September 30, 2011 of $190.1 million, or $1.30 per share.

Net income was $91.2 million, or $0.55 per share, for the nine months ended September 30, 2012, compared to net income of $112.8 million, or $0.77 per share, for the nine months ended September 30, 2011.  Net income for the nine months ended September 30, 2012 includes a loss on early extinguishment of debt of $6.3 million, or $0.04 per share, related to the prepayment of a portion of the outstanding principal balance of our FNMA secured term loan, a non-cash impairment of assets charge of approximately $3.1 million, or $0.02 per share, related to one property, a loss on lease terminations of approximately $104,000, or less than $0.01 per share, related to our agreement with Sunrise to terminate 10 senior living communities we leased to them that were scheduled to expire in December 2013 and a loss on sale of properties of approximately $101,000, or less than $0.01 per share, related to the sale of one property in July 2012.  Net income for the nine months ended September 30, 2011 includes a gain on sale of properties of approximately $21.3 million, or $0.15 per share, related to the sale of seven properties in the second quarter of 2011, a non-cash impairment of assets charge of approximately $1.2 million, or $0.01 per share, related to three properties and a loss on early extinguishment of debt of approximately $427,000, or less than $0.01 per share, in connection with replacing our revolving credit facility in June 2011.

The weighted average number of common shares outstanding totaled 166.7 million and 145.7 million for the nine months ended September 30, 2012 and 2011, respectively.

A reconciliation of net income determined according to GAAP to FFO and Normalized FFO for the nine months ended September 30, 2012 and 2011 appears later in this press release.

Recent Investment and Sales Activities:

Since July 1, 2012, we have acquired, or we currently have agreements to acquire, 15 properties for total purchase prices of approximately $308.6 million, including the assumption of approximately $77.4 million of mortgage debt and excluding closing costs:

•                  In July 2012, we acquired a previously disclosed senior living community located in South Carolina with 232 living units for approximately $37.3 million, excluding closing costs.  Substantially all the residents at this community currently pay for occupancy and services with private resources.  A subsidiary of Five Star Quality Care, Inc., which, together with its subsidiaries, we refer to as Five Star, manages this community for our taxable REIT subsidiary, or TRS, pursuant to a long term management agreement.

•                  In July 2012, we acquired a previously disclosed property leased to medical providers, medical related businesses, clinics and biotech laboratory tenants, or an MOB, with 63,082 square feet located in Texas for approximately $16.8 million, excluding closing costs.  Upon acquisition, this property was 100% leased to 11 tenants for weighted (by rents) average lease terms of 6.0 years.

•                  In July 2012, we acquired another previously disclosed MOB with 52,858 square feet located in Florida for approximately $7.7 million, excluding closing costs.  Upon acquisition, this property was 80% leased to 18 tenants for weighted (by rents) average lease terms of 2.0 years.

•                  In July 2012, we acquired four previously disclosed senior living communities located in Colorado, Idaho and Washington State with a total of 511 living units for total purchase prices of approximately $36.5 million, including the assumption of approximately $6.9 million of mortgage debt and excluding closing costs.  All the residents at these communities currently pay for occupancy and services with private resources.  We leased these properties to Stellar Senior Living, LLC, a privately owned senior living operating company, for initial rent of approximately $2.9 million per year.  Percentage rent, based on increases in gross revenues at these properties, will commence in 2014.

•                  In August 2012, we acquired a previously disclosed senior living community located in New York with 310 living units for approximately $99.0 million, including the assumption of approximately $31.2 million of mortgage debt and excluding closing costs.  All the residents at this community currently pay for occupancy and services with private resources.  Five Star manages this community for our TRS pursuant to a long term management agreement.

•                  In August 2012, we acquired another previously disclosed senior living community located in Missouri with 87 living units for approximately $11.3 million, including the assumption of approximately $5.8 million of mortgage debt and excluding closing costs.  All the residents at this community currently pay for occupancy and services with private resources.  Five Star manages this community for our TRS pursuant to a long term management agreement.

•                  In September 2012, we acquired a previously disclosed MOB with 33,600 square feet located in Massachusetts for approximately $16.4 million, including the assumption of approximately $11.5 million of mortgage debt and excluding closing costs.  Upon acquisition, this property was 100% leased to Hallmark Health System for approximately 14.1 years.

•                  We have previously disclosed an agreement to acquire one MOB, which has not yet closed, for approximately $15.3 million, including the assumption of approximately $9.7 million of mortgage debt and excluding closing costs.  The MOB is located in Minnesota and includes 76,637 square feet.  The closing of this acquisition is contingent upon customary closing conditions; accordingly, we can provide no assurance that we will purchase this property.

•                  In August and October 2012, we entered into four separate agreements to acquire three senior living communities and one MOB for total purchase prices of approximately $68.3 million, including the assumption of approximately $12.3 million of mortgage debt and excluding closing costs.  The three senior living communities are located in Mississippi, Tennessee and Washington State and include a total of 437 living units and the MOB is located in Tennessee and includes 33,796 square feet.  The closings of these acquisitions are contingent upon completion of our diligence and other customary closing conditions; accordingly, we can provide no assurance that we will purchase these properties.

In July 2012, we sold one MOB located in Massachusetts for a sale price of approximately $1.1 million, excluding closing costs, and recognized a loss on the sale of this property of approximately $101,000.  We are also currently marketing for sale a senior living community located in Pennsylvania which is classified as held for sale as of September 30, 2012.

Recent Financing Activities:

In July 2012, we issued 13,800,000 common shares for $21.75 per share in a public offering, raising net proceeds of approximately $287.1 million.  We used the net proceeds of this offering to repay borrowings outstanding under our revolving credit facility.

In July 2012, we sold $350.0 million of 5.625% unsecured senior notes due 2042, raising net proceeds of approximately $338.6 million.  We used a part of the net proceeds of this offering to repay borrowings outstanding under our revolving credit facility and we used the remaining net proceeds from this offering to prepay a part of our FNMA secured term loan and for general business purposes, which included funding a part of our recent acquisitions of properties described above.

In August 2012, we prepaid approximately $199.2 million of the outstanding principal balance of our FNMA secured term loan that had an interest rate of 6.4% at August 31, 2012 and a maturity date in September 2019, using, among other funds, net proceeds from our July 2012 debt offering described above.  As a result of this prepayment, 11 of the 28 properties securing this loan were released from the related mortgage.

In October 2012, we repaid a mortgage loan encumbering one of our properties that had a principal balance of $4.2 million, an interest rate of 6.5% and a maturity date in January 2013.

Other Recent Developments:

In May 2012, we entered into an operations transfer agreement, or the Operations Transfer Agreement, with Sunrise and Five Star related to 10 senior living communities that we were then leasing to Sunrise.  The Operations Transfer Agreement provides that we and Sunrise will accelerate the December 31, 2013 termination date of these Sunrise leases, that we will lease the 10 communities to our TRS and that Five Star will manage the communities pursuant to long term management agreements.  The Operations Transfer Agreement provides that these transactions will occur when we and Five Star have obtained required regulatory approvals to operate the 10 communities.  In September and October 2012, we and Sunrise terminated Sunrise’s leases for three and five of the 10 communities, respectively, and we entered into management agreements with Five Star with respect to these eight communities.  We currently expect the termination of the leases for, and the transition of the operations of, the remaining two communities to occur before December 31, 2012.

Conference Call:

On Monday, October 29, 2012, at 1:00 p.m. Eastern Time, David J. Hegarty, President and Chief Operating Officer, and Richard A. Doyle, Treasurer and Chief Financial Officer, will host a conference call to discuss the financial results for the quarter and nine months ended September 30, 2012.  The conference call telephone number is (800) 230-1059.  Participants calling from outside the United States and Canada should dial (612) 234-9959. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available through 11:59 p.m. Eastern Time, Monday, November 5, 2012. To hear the replay, dial (320) 365-3844.  The replay pass code is: 260112.

A live audio web cast of the conference call will also be available in listen only mode on the SNH website at www.snhreit.com. Participants wanting to access the webcast should visit the website about five minutes before the call. The archived webcast will be available for replay on the SNH website for about one week after the call.  The recording and retransmission in any way of SNH’s third quarter conference call is strictly prohibited without the prior written consent of SNH.

Supplemental Data:

A copy of SNH’s Third Quarter 2012 Supplemental Operating and Financial Data is available for download from the SNH website, www.snhreit.com.  SNH’s website is not incorporated as part of this press release.

SNH is a real estate investment trust, or REIT, that owned 384 properties located in 40 states and Washington, D.C. as of September 30, 2012. SNH is headquartered in Newton, MA.

Please see the pages attached hereto for a more detailed statement of our operating results and financial condition.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS STATEMENTS THAT CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS.  ALSO, WHENEVER WE USE WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE” OR SIMILAR EXPRESSIONS, WE ARE MAKING FORWARD LOOKING STATEMENTS.  THESE FORWARD LOOKING STATEMENTS ARE BASED UPON OUR PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY THESE FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS.  FOR EXAMPLE:

•                  OUR PENDING ACQUISITIONS OF SENIOR LIVING COMMUNITIES AND MOBS ARE CONTINGENT UPON VARIOUS CONDITIONS, INCLUDING IN SOME CASES, COMPLETION OF DILIGENCE AND / OR REGULATORY, LENDER OR OTHER THIRD PARTY APPROVALS.  ACCORDINGLY, SOME OR ALL OF THESE PURCHASES MAY BE DELAYED OR MAY NOT OCCUR,

•                  THIS PRESS RELEASE STATES THAT WE EXPECT THE REMAINING TWO SUNRISE LEASE TERMINATIONS, THE TRS LEASES AND THE FIVE STAR MANAGEMENT AGREEMENTS REGARDING THE REMAINING TWO COMMUNITIES TO BE COMPLETED BEFORE DECEMBER 31, 2012.  THESE TWO COMMUNITIES ARE OWNED BY US FREE AND CLEAR OF MORTGAGE DEBTS AND NO LENDER APPROVALS WILL BE REQUIRED FOR THE LEASE TERMINATIONS, THE TRS LEASES OR THE NEW MANAGEMENT AGREEMENTS.  HOWEVER, THE TRANSFERS OF OPERATING CONTROL OF THESE REMAINING TWO COMMUNITIES ARE SUBJECT TO REGULATORY APPROVALS IN THE STATES WHERE THESE COMMUNITIES ARE LOCATED AS WELL AS SOME APPROVALS FROM CERTAIN THIRD PARTY PAYORS FOR RESIDENT SERVICES.  WE CANNOT CONTROL THE RESULTS OR TIMING OF THESE APPROVAL PROCESSES.  ACCORDINGLY, THESE APPROVALS MAY BE DELAYED OR MAY NOT OCCUR AND THE CANCELLATION OF THE REMAINING TWO SUNRISE LEASES AND TRANSFER OF OPERATIONS TO OUR TRS MAY BE DELAYED OR MAY NOT OCCUR, AND

•                  THIS PRESS RELEASE STATES THAT WE HAVE ONE PROPERTY CLASSIFIED AS HELD FOR SALE.  WE MAY NOT BE ABLE TO SELL THIS PROPERTY ON TERMS ACCEPTABLE TO US OR OTHERWISE.

THE INFORMATION CONTAINED IN OUR FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING UNDER “RISK FACTORS” IN OUR PERIODIC REPORTS, OR INCORPORATED THEREIN, IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE OUR ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE STATED IN OUR FORWARD LOOKING STATEMENTS. OUR FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION ARE AVAILABLE AT THE SEC’S WEBSITE AT WWW.SEC.GOV.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON OUR FORWARD LOOKING STATEMENTS.

EXCEPT AS REQUIRED BY LAW, WE DO NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

Financial Information

(amounts appearing in the table [but not in the footnotes] below are in thousands, except per share data)

(unaudited)

Income Statement:

	Quarter Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011

Revenues:
Rental income	$116,281	$102,969	$336,772	$301,839
Residents fees and services	42,352	10,731	113,906	11,575
Total revenues	158,633	113,700	450,678	313,414

Expenses:
Depreciation	35,880	28,824	104,487	82,120
Property operating expenses	47,807	20,153	127,875	41,888
General and administrative	8,352	6,564	24,106	19,513
Acquisition related costs	4,297	2,620	6,814	6,547
Impairment of assets	—	1,028	3,071	1,194
Total expenses	96,336	59,189	266,353	151,262

Operating income	62,297	54,511	184,325	162,152

Interest and other income	248	394	957	870
Interest expense	(30,417)	(24,730)	(87,426)	(70,837)
Loss on early extinguishment of debt (1)	(6,349)	—	(6,349)	(427)
Loss on lease terminations (2)	(104)	—	(104)	—
Loss (gain) on sale of properties (3)	(101)	—	(101)	21,315
Equity in earnings of an investee	115	28	236	111
Income before income tax expense	25,689	30,203	91,538	113,184
Income tax expense	(43)	(207)	(290)	(365)
Net income	$25,646	$29,996	$91,248	$112,819

Weighted average shares outstanding	174,690	153,385	166,698	145,745

Net income per share	$0.15	$0.20	$0.55	$0.77

(1)                   In August 2012, we prepaid approximately $199.2 million of the outstanding principal balance of our FNMA secured term loan.  As a result of this prepayment, we recorded a loss on early extinguishment of debt of approximately $6.3 million consisting of a debt prepayment premium, legal fees and the write off of unamortized deferred financing fees.

(2)                   In May 2012, we entered an agreement with Sunrise for early terminations of leases for 10 senior living communities which were previously scheduled to terminate on December 31, 2013; in September 2012, the leases for three senior living communities were terminated and, in October 2012, the leases for five additional senior living communities were terminated.  During the three and nine months ended September 30, 2012, we recognized a loss on lease terminations of approximately $104,000.  We currently expect the termination of the leases for, and the transition of the operations of, the remaining two communities to occur before December 31, 2012.

(3)                   In July 2012, we sold one MOB for approximately $1.1 million and recognized a loss on sale of approximately $101,000.  During the second quarter of 2011, we sold seven properties for total sales prices of approximately $39.5 million and recognized a gain on sale of approximately $21.3 million.

Financial Information (continued)

(dollars appearing in the table [but not in the footnotes] below are in thousands)

(unaudited)

Balance Sheet:

	At September 30, 2012	At December 31, 2011
Assets
Real estate properties	$5,091,665	$4,721,591
Less accumulated depreciation	719,224	630,261
	4,372,441	4,091,330
Cash and cash equivalents	20,985	23,560
Restricted cash	11,377	7,128
Deferred financing fees, net	30,328	25,434
Acquire d real estate leases and other intangible assets, net	106,943	100,235
Loan receivable (1)	—	38,000
Other assets	104,221	97,361
Total assets	$4,646,295	$4,383,048

Commitments and Contingencies

Liabilities and Shareholders’ Equity
Unsecured revolving credit facility	$55,000	$—
Senior unsecured notes, net of discount (2)	1,091,732	965,770
Secured debt and capital leases (3)	721,579	861,615
Accrued interest	22,018	22,281
Assumed real estate lease obligations, net	14,304	17,778
Other liabilities	70,851	42,998
Total liabilities	1,975,484	1,910,442
Shareholders’ equity	2,670,811	2,472,606
Total liabilities and shareholders’ equity	$4,646,295	$4,383,048

(1)                   In May 2011, we and Five Star entered into a Bridge Loan under which we agreed to lend Five Star up to $80.0 million to fund a portion of Five Star’s purchase of a portfolio of six senior living communities.  In April 2012, Five Star repaid the $38.0 million which was then outstanding under this Bridge Loan, resulting in the termination of the Bridge Loan.

(2)                   In July 2012, we sold $350.0 million of 5.625% unsecured senior notes due 2042.  We used a part of the net proceeds of this offering to repay borrowings outstanding under our revolving credit facility and we used the remaining net proceeds from this offering to prepay a part of our FNMA secured term loan and for general business purposes, which included funding some of our recent acquisitions.

(3)                   In August 2012, we prepaid approximately $199.2 million of the outstanding principal balance of our FNMA secured term loan, using, among other funds, net proceeds from our July 2012 unsecured senior notes offering described above.

Funds from Operations and Normalized Funds from Operations

(amounts appearing in the table [but not in the footnotes] below are in thousands, except per share data)

(unaudited)

Calculation of Funds from Operations (FFO) and Normalized FFO (1):

	Quarter Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Net income (2)	$25,646	$29,996	$91,248	$112,819
Depreciation expense	35,880	28,824	104,487	82,120
Loss (gain) on sale of properties (3)	101	—	101	(21,315)
Impairment of assets	—	1,028	3,071	1,194
FFO	61,627	59,848	198,907	174,818
Acquisition related costs	4,297	2,620	6,814	6,547
Loss on early extinguishment of debt (4)	6,349	—	6,349	427
Loss on lease terminations (5)	104	—	104	—
Percentage rent (2) (6)	2,400	2,900	8,200	8,300
Normalized FFO	$74,777	$65,368	$220,374	$190,092

Weighted average shares outstanding	174,690	153,385	166,698	145,745

FFO per share	$0.35	$0.39	$1.19	$1.20
Normalized FFO per share	$0.43	$0.43	$1.32	$1.30
Distributions declared per share	$0.39	$0.38	$1.15	$1.12

(1)                   We calculate FFO and Normalized FFO as shown above.  FFO is calculated on the basis defined by The National Association of Real Estate Investment Trusts, or NAREIT, which is net income, calculated in accordance with GAAP, excluding any gain or loss on sale of properties and impairment of assets, plus real estate depreciation and amortization.  Our calculation of Normalized FFO differs from NAREIT’s definition of FFO because we include estimated percentage rent in the period to which it relates rather than when it is recognized as income in accordance with GAAP and exclude acquisition related costs, loss on early extinguishment of debt and loss on lease terminations, if any.  We consider FFO and Normalized FFO to be appropriate measures of performance for a REIT, along with net income, operating income and cash flow from operating, investing and financing activities.  We believe that FFO and Normalized FFO provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation expense, FFO and Normalized FFO can facilitate a comparison of our operating performance between periods.  FFO and Normalized FFO are among the factors considered by our Board of Trustees when determining the amount of distributions to our shareholders.  Other factors include, but are not limited to, requirements to maintain our status as a REIT, limitations in our revolving credit facility and public debt covenants, the availability of debt and equity capital to us and our expectation of our future capital requirements and operating performance.  FFO and Normalized FFO do not represent cash generated by operating activities in accordance with GAAP and should not be considered as alternatives to net income, operating income or cash flow from operating activities determined in accordance with GAAP, or as indicators of our financial performance or liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of our needs.  We believe that FFO and Normalized FFO may facilitate an understanding of our historical operating results.  These measures should be considered in conjunction with net income, operating income and cash flow from operating activities as presented in our Condensed Consolidated Statements of Income and Comprehensive Income and Condensed Consolidated Statements of Cash Flows.  Other REITs and real estate companies may calculate FFO and Normalized FFO differently than us.

(2)                   Net income for the three and nine months ended September 30, 2012 includes $350,000 of percentage rent as a result of the September 1, 2012 lease terminations of three senior living communities formerly leased to Sunrise.

(3)                   In July 2012, we sold one MOB for approximately $1.1 million and recognized a loss on sale of approximately $101,000.  During the second quarter of 2011, we sold seven properties for total sales prices of approximately $39.5 million and recognized a gain on sale of approximately $21.3 million.

(4)                   In August 2012, we prepaid approximately $199.2 million of the outstanding principal balance of our FNMA secured term loan.  As a result of this prepayment, we recorded a loss on early extinguishment of debt of approximately $6.3 million consisting of a debt prepayment premium, legal fees and the write off of unamortized deferred financing fees.

(5)                   In May 2012, we entered an agreement with Sunrise for early terminations of leases for 10 senior living communities which were previously scheduled to terminate on December 31, 2013; in September 2012, the leases for three senior living communities were terminated and, in October 2012, the leases for five additional senior living communities were terminated.  During the three and nine months ended September 30, 2012, we recognized a loss on lease terminations of approximately $104,000.  We currently expect the termination of the leases for, and the transition of the operations of, the remaining two communities to occur before December 31, 2012.

(6)                   In calculating net income in accordance with GAAP, we recognize percentage rental income received for the first, second and third quarters in the fourth quarter, which is when all contingencies are met and the income is earned.  Although we defer recognition of this revenue until the fourth quarter for purposes of calculating net income, we include these estimated amounts in our calculation of Normalized FFO for each quarter of the year.  The fourth quarter Normalized FFO calculation excludes the amounts recognized during the first three quarters.

(END)